UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 26, 2015, the stockholders of Kewaunee Scientific Corporation (the “Company”) approved the Amended and Restated 2008 Key Employee Stock Option Plan, as disclosed in matter 2 of Item 5.07 of this Report below.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) and (b) On August 26, 2015, the Company held its 2015 Annual Meeting of Stockholders. At that meeting, the Company’s shareholders voted on the matters set forth below.

1. Each of the nominees named below was re-elected as a Class II director for a three year term as follows:

Name of Nominee	For	Withheld	Non-Votes
John C. Campbell, Jr.	1,597,514	51,599	690,601
Keith M. Gehl	1,626,703	22,410	690,601
William A. Shumaker	1,619,064	30,049	690,601

2. The Amended and Restated 2008 Key Employee Stock Option Plan was approved pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,458,043	174,808	16,262	690,601

3. The independent registered accounting firm of Cherry Bekaert L.L.P. was ratified as the Company’s independent auditor for fiscal year 2016 as follows:

For	Against	Abstained
2,317,347	22,167	200

4. The compensation of the Company’s named executive officers was approved on an advisory basis pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,504,148	131,229	13,736	690,601

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated 2008 Key Employee Stock Option Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement dated July 24, 2015, for its Annual Meeting of Stockholders on August 26, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2015

Kewaunee Scientific Corporation

	By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer